UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2014

Emerge Energy Services LP
(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225
Southlake, Texas 76092
(Address of principal executive office) (Zip Code)

(817) 865-5830
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On July 25, 2014, Superior Silica Sands LLC (“SSS”), a wholly owned operating subsidiary of Emerge Energy Services LP (“Emerge Energy”), completed an acquisition of assets in Barron County, WI (the “Acquisition”) from Midwest Frac and Sands LLC (“Midwest Frac”). The assets include land, sand reserves and a wet sand processing plant, which was originally constructed by SSS and has the capacity to process 1.2 million tons of wet sand per year.

In connection with closing the Acquisition, the ten-year Wet Sand Supply Agreement (the “Wet Sand Agreement”) between SSS and Midwest Frac, dated July 17, 2012, and the ten-year Dry Sand Tolling Agreement (the “Dry Sand Agreement”) between SSS and Midwest Frac, dated July 17, 2012, were each terminated. Under the Wet Sand Agreement, SSS was obligated to purchase at least 200,000 tons of wet sand from Midwest Frac annually and had the additional right to purchase an annual allotment of up to 500,000 tons of wet sand per year. Under the Dry Sand Tolling Agreement, SSS also provided dry sand conversion services for Midwest Frac for a fixed price per ton.

There were no penalties incurred by SSS or Emerge Energy in connection with the termination of the Wet Sand Agreement or the Dry Sand Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: July 31, 2014	By:	/s/ Rick Shearer
		Name:	Rick Shearer
		Title:	Chief Executive Officer

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